SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 25, 2018

TYG SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 West C Street, Suite 2040 San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

(760) 607-8268

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On July 25, 2018, TYG Solutions Corp., a Delaware corporation (“TYYG” or the “Company”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Kannalife Sciences, Inc., a Delaware corporation (“Kannalife”) and certain stockholders of Kannalife (the “Kannalife Stockholders”).

Pursuant to the terms of the Share Exchange Agreement, TYYG acquired approximately 99.7% of the issued and outstanding shares of Kannalife by means of a share exchange with the Kannalife Stockholders in exchange for 60,324,141 newly issued shares of the common stock of TYYG (the “Share Exchange”), which increased the Company's issued and outstanding shares of common stock to 69,854,141. As a result of the Share Exchange, Kannalife became a 99.7% owned subsidiary of TYYG, which on a going forward basis will result in consolidated financial reporting by TYYG to include the results of Kannalife. The initial closing of the Share Exchange occurred concurrently with entry into the Share Exchange Agreement (the “Initial Closing”). After the Initial Closing and for a period of no more than 120 days thereafter, unless extended in the sole discretion of TYYG, TYYG may issue, on the same terms and conditions as those contained in the Share Exchange Agreement, additional shares of the common stock of TYYG to Kannalife Stockholders that did not participate in the Initial Closing, provided that each additional Kannalife Stockholder becomes a party to the transaction documents (the “Additional Closing”).

As a condition of the Share Exchange, certain of the Kannalife Stockholders executed agreements which contained certain lock-up and leak-out restrictions on their ability to sell the shares of TYYG common stock acquired in the Share Exchange (the “Lock-up Agreement(s)”).

Certain non-management Kannalife Stockholders agreed to lock-up and leak out restrictions on TYYG securities they beneficially own as follows:

•the Kannalife Stockholders may sell such securities at any time following the 2-year anniversary and prior to the 3-year anniversary of the Initial Closing, provided that (i) the average daily volume for the three months prior to the date that the Kannalife Stockholder desires to sell securities is equal to or greater than 250,000 shares per day, and (ii) the Kannalife Stockholder does not sell securities in an amount greater than 1.0% of the daily volume on any given trading day;

•the Kannalife Stockholders may sell such securities at any time following the 3-year anniversary and prior to the 4-year anniversary of the Initial Closing, provided that the Kannalife Stockholder does not sell securities in an amount greater than 2.5% of the daily volume on any given trading day; and

•contractual lock-up and leak-out restrictions for such Kannalife Stockholders expire on the fourth anniversary of the Initial Closing.

A form of Kannalife Stockholder Lock-up Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Existing management of Kannalife that have become officers of TYYG (the “Management Stockholders”) in connection with the Share Exchange have certain lock-up and leak out restrictions on TYYG securities they beneficially own as follows:

•the Management Stockholder may sell such securities at any time following the 1-year anniversary and prior to the 2-year anniversary of the Initial Closing, provided that said Management Stockholder does not sell such securities in an amount greater than 2.5% of the daily volume times a percentage equal to their pro rata share of the aggregate shares owned by the Management Stockholders as a group on any given trading day;

•the Management Stockholder may sell such securities at any time following the 2-year anniversary and prior to the 3-year anniversary of the Initial Closing provided the Management Stockholder does not sell securities in an amount greater than 5.0% of the daily volume times a percentage equal to their pro rata share of the aggregate shares owned by the Management Stockholders as a group on any given trading day; and

•contractual lock-up and leak-out restrictions for such Management Stockholders expire on the third anniversary of the Initial Closing.

The Management Stockholders are also subject to certain trading volume and other affiliate selling limitations and insider trading blackout restrictions by virtue of their status as officers of TYYG. A form of Management Stockholder Lock-up Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Lastly, TYYG’s incoming Chief Executive Officer, Dean Petkanas, has certain specific restrictions to a block of 3,750,000 shares of TYYG common stock he beneficially owns (the “Petkanas Block”). All other shares beneficially owned by Mr. Petkanas are subject to the above lock-up and leak-out restrictions of the Management Stockholders. The following lock-up and leak out restrictions apply solely to the Petkanas Block:

•after the Initial Closing and any time prior to the 1-year anniversary of the Initial Closing, Mr. Petkanas may sell the Petkanas Block securities in an amount no greater than the lesser of 1,000 shares per day or 2.5% of the daily volume on any given trading day;

•at any time following the 1-year anniversary and prior to the 2-year anniversary of the Initial Closing, Mr. Petkanas may sell the Petkanas Block securities in an amount no greater than the lesser of 2,000 shares per day or 2.5% of the daily volume on any given trading day;

•at any time following the 2-year anniversary and prior to the 3-year anniversary of the Initial Closing, Mr. Petkanas may sell the Petkanas Block securities in an amount no greater than the lesser of 3,000 shares per day or 2.5% of the daily volume on any given trading day; and

•contractual lock-up and leak-out restrictions on the Petkanas Block expire on the third anniversary of the Initial Closing.

The Petkanas Block is also subject to certain trading volume and other affiliate selling limitations and insider trading blackout restrictions by virtue of Mr. Petkanas’ status as an officer and director of TYYG. A copy of said Petkanas Block Lock-up Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.

After giving effect to the Lock-Up Agreements, approximately 54% of the Company's issued and outstanding common shares are subject to lock-up. Of the 46% of common shares not subject to lock-up, approximately 94% of such shares are subject to certain trading volume and other affiliate selling limitations by virtue of the holders' status as affiliates of TYYG under Rule 144.

The Share Exchange Agreement also includes customary representations, warranties and covenants by the parties, including, but not limited to, representations by Kannalife related to its business, by the Kannalife Stockholders related to their right, title and interest in their shares of Kannalife and accredited investor status, and by TYYG related to its capitalization and its authority to enter into the agreement.

The 60,324,141 newly issued shares of TYYG common stock issued to the Kannalife Stockholders shall constitute approximately 86% of the number of shares of the issued and outstanding common stock of TYYG after giving effect to the Share Exchange. The shares of common stock of TYYG issued and outstanding immediately prior to the Initial Closing will remain issued and outstanding. As a result of the Share Exchange, TYYG will acquire the business of Kannalife, which includes all assets owned by Kannalife. Kannalife is a pharmaceutical and phyto-medical company involved in the research and development of novel new cannabis-related therapeutic agents designed to reduce oxidative stress, and act as immuno-modulators and neuroprotectants.

The Share Exchange was approved by unanimous written consent of the Board of Directors of TYYG (the “Board”).

The foregoing descriptions of the Share Exchange Agreement and forms of Lock-up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Share Exchange Agreement and forms of Lock-up Agreements, copies of which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the shares of TYYG’s common stock upon consummation of the Share Exchange is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Section 4(a)(2) of the Act and Rule 506(b) of Regulation D, as promulgated by the SEC thereunder.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer and Director Appointments

Effective as of July 25, 2018, the following officers were appointed to the following positions with TYYG:

NameTitle

Dean PetkanasChief Executive Officer

Thomas KikisChief Communications Officer

Mark CorraoChief Financial Officer

William Kinney, PhDChief Scientific Officer

Effective as of July 25, 2018, the following directors were appointed to the Board of TYYG:

Dean Petkanas (Chairman)

Thomas Kikis

Dr. Timothy R. Scott

Blake N. Schroeder

Mr. Robert Malasek previously served as the sole officer and director of TYYG. Mr. Malasek will no longer serve as an officer of TYYG but will remain as a member of the Board.

As described in Amendment No. 1 to our Current Report on Form 8-K previously filed with the Securities and Exchange Commission on May 24, 2018 (the “Prior 8-K”), the holders of a majority of Series A Preferred Stock holders are entitled to elect up to four (4) directors to TYYG’s Board and the holders of a majority of Series B Preferred Stock holders are entitled to elect up to three (3) directors to TYYG’s Board. The appointment of the above five (5) directors leaves two (2) vacancies on the Board. The majority of Series A and Series B Preferred Stock holders each have the authority to appoint one additional member to the Board to fill these vacancies at their discretion.

The newly-appointed officers entered into executive employment agreements with TYYG concurrently with the Initial Closing of the Share Exchange.

Mr. Petkanas will receive an annual base salary of $240,000 and will be eligible to receive equity awards in the future, as determined by the Board. In addition, Mr. Petkanas will have severance benefits in the form of salary continuation and health benefits through the employment term remaining on the contract. The employment agreement has a two-year term, provided, however, after the end of one year, the agreement will automatically renew for successive one year terms. A copy of Mr. Petkanas’ executive employment agreement is attached hereto as Exhibit 10.4.

Mr. Kikis will receive an annual base salary of $150,000 and will be eligible to receive equity awards in the future, as determined by the Board. In addition, Mr. Kikis will have severance benefits in the form of salary continuation and health benefits through the employment term remaining on the contract. The employment agreement has a one-year term, provided, however, after the end of six months, the agreement will automatically renew for successive six month terms. A copy of Mr. Kikis’ executive employment agreement is attached hereto as Exhibit 10.5.

Mr. Corrao will receive an annual base salary of $150,000 and will be eligible to receive equity awards in the future, as determined by the Board. In addition, Mr. Corrao will have severance benefits in the form of salary continuation and health benefits through the employment term remaining on the contract. The employment agreement has a one-year term, provided, however, after the end of six months, the agreement will automatically renew for successive six month terms. A copy of Mr. Corrao’s executive employment agreement is attached hereto as Exhibit 10.6.

Dr. Kinney will receive an annual base salary of $150,000 and will be eligible to receive equity awards in the future, as determined by the Board. In addition, Dr. Kinney will have severance benefits in the form of salary continuation and health benefits through the employment term remaining on the contract. The employment agreement has a one-year term, provided, however, after the end of six months, the agreement will automatically renew for successive six month terms. A copy of Dr. Kinney’s executive employment agreement is attached hereto as Exhibit 10.7.

None of our officers have any family relationships with any of TYYG’s directors or executive officers.

The foregoing descriptions of the Executive Employment Agreement(s) do not purport to be complete and are qualified in their entirety by reference to the full text of the Executive Employment Agreement(s), copies of which are filed as Exhibits 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Executive Officer Biographies

Dean Petkanas, 54, Chief Executive Officer

Dean Petkanas is a corporate finance and executive management professional with over 25 years of investment banking and capital markets experience.

In 2010 Mr. Petkanas co-founded Kannalife Sciences, Inc. and for the past 8 years was principally responsible for the creation and execution of the Company’s business model, including the licensing of US Patent #6630507 “Cannabinoids as Antioxidants and Neuroprotectants” from the National Institutes of Health for disease indications Hepatic Encephalopathy (HE) and Chronic Traumatic Encephalopathy (CTE). Mr. Petkanas is a co-inventor of US Patent #9611213 “Novel Functionalized 1,3 Benzene Diols and Their Method of Use for the Treatment of Hepatic Encephalopathy.”

Mr. Petkanas’ background in pharmaceutical extends to his work as investment banker and subsequently V.P. of Business Development for Xechem International, Inc. where he was principally responsible for Xechem’s IPO and EXIM Bank rounds of financing. Mr. Petkanas was involved with Xechem from 1992 to 2007. While at Xechem, he was involved in the financing of Xechem’s lead target drug candidate (generic paclitaxel) and later on from 2003 to 2007, was the the lead petitioner for Xechem International in steering their federal anti-trust lawsuit against Bristol-Myers-Squibb for their illegal monopoly of the drug market for the anti-cancer drug, Taxol®. Mr. Petkanas also was an integral part of the development team that named, trademarked and commercialized Hemoxin (Nicosan), a phyto-pharmaceutical compound for the treatment of Sickle Cell disease.

Thomas Kikis, 40, Chief Communications Officer

Mr. Kikis co-founded Kannalife Sciences, Inc. in August 2010. Since co-founding Kannalife Sciences, Mr. Kikis handled all communications and marketing efforts of Kannalife Sciences serving in various executive roles and as a member of its board of directors. Mr. Kikis also designed and helped formulate Kannactiv – a skincare product line for Kannalife Sciences. Mr. Kikis is an entrepreneur who has a passion for great stories, new ideas, groundbreaking technologies, popular culture and their collective point of impact. Most recently, Mr. Kikis has designed dozens of commercial typographical software distributed for web, print and mobile applications and has produced several films and documentaries available on movie streaming platforms. Mr. Kikis holds a Bachelor of Science in Communications Management from New York University and a degree from the New York Film Academy. He is also a member of MIT Enterprise Forum (NYC Chapter), Summit Series and a member of the (ICRS) International Cannabinoid Research Society.

Mark Corrao, 60, Chief Financial Officer

Prior to joining the Company, Mr. Corrao served as the CFO of Kannalife Sciences, Inc. beginning in January 2012. Mr. Corrao currently serves as the Managing Director of The CFO Squad LLC, a CFO and accounting consulting business, and as CFO of Generex Biotechnologies, Inc. beginning in January 2017. Mr. Corrao was formerly a founder and CFO of Strikeforce Technologies, Inc., a publicly traded software development and services company specializing in the development of a suite of integrated computer network security products. In addition to the ten years of his service at Strikeforce, Mr. Corrao has spent numerous years in the public accounting arena specializing in certified auditing, SEC accounting, corporate taxation and financial planning. Mr. Corrao’s background also includes numerous years on Wall Street with Merrill Lynch, Spear Leeds & Kellogg and Greenfield Arbitrage Partners. While on Wall Street, Mr. Corrao was involved in several initial public offerings and has been a guiding influence in several startup companies. Prior to joining StrikeForce, he was the Director of Sales at Applied Digital Solutions from December 2000 through December 2001. Mr. Corrao was the Vice President of Sales at Advanced Communications Sciences from March 1997 through December 2000. Mr. Corrao has a B.S. in Accounting from The City University of New York.

William Kinney, 61, Chief Scientific Officer

Mr. Kinney is a medicinal chemist and entrepreneur with more than 25 years of experience in large pharmaceutical (Wyeth, Johnson & Johnson), biotechnology (Magainin), and non-profit (Blumberg Institute) research and development. He has demonstrated expertise in drug design; synthesis; lead optimization and development of peptides, small molecules, and natural products; and is inventor of three molecules that advanced to human clinical trials – Perzinfotel (CNS disorders and pain), Squalamine (oncology, AMD, Parkinson's Disease), and Trodusquemine (obesity). Currently, Dr. Kinney is Senior VP at Enterin, Inc. (July 2016) and Chief Scientific Officer at KannaLife Sciences. His scientific contributions include more than 70 publications and presentations; and inventorship on 38 issued U.S. patents. Dr. Kinney is a co-inventor of Kannalife’s recent US Patent #9611213 “Novel Functionalized 1,3 Benzene Diols and Their Method of Use for the Treatment of Hepatic Encephalopathy. Dr. Kinney obtained his B.S. (1979) and Ph.D. (1984) degrees from the Ohio State University.

Item 7.01Regulation FD Disclosure.

A press release announcing the Share Exchange is furnished with this report as Exhibit 99.1.

In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by the registrant by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by the registrant by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K must be filed.

(d)Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of July 25, 2018 by and among TYG Solutions Corp., Kannalife Sciences, Inc. and its stockholders.
10.1	Form of Lock-up Agreement (Kannalife Stockholders).
10.2	Form of Lock-up Agreement (Management Stockholders).

10.3	Form of Lock-up Agreement (Petkanas Block).

10.4	Executive Employment Agreement, dated as of July 25, 2018, by and between TYG Solutions Corp. and Dean Petkanas.
10.5	Executive Employment Agreement, dated as of July 25, 2018, by and between TYG Solutions Corp. and Thomas Kikis.
10.6	Executive Employment Agreement, dated as of July 25, 2018, by and between TYG Solutions Corp. and Mark Corrao.
10.7	Executive Employment Agreement, dated as of July 25, 2018, by and between TYG Solutions Corp. and William Kinney, PhD.
99.1	Press Release, dated as of July 31, 2018.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance, and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in TYYG’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. TYYG assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYG SOLUTIONS CORP

Dated: July 31, 2018	By:	/s/ Dean Petkanas
Name: Dean Petkanas
Chief Executive Officer